CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 7, 2013, with respect to the Historical Summary included in the June 7, 2013 Current Report of American Realty Capital Properties, Inc. on Form 8-K/A. We hereby consent to the incorporation by reference of said report in the Registration Statements of American Realty Capital Properties, Inc. on Forms S-3 (File No. 333-182971, File No. 333-182972, and File No. 333-187240) and Form S-8 (File No. 333-176714).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

June 7, 2013